UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 1, 2011

Pathfinder Cell Therapy, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

12 Bow Street, Cambridge, Massachusetts		02138
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  617-245-0289

________________________________________________________
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2011, we entered into a new agreement with Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. (“Yissum”) relating to the polymer technology that comprised the core technology of our company prior to the merger with Pathfinder, LLC in September 2011 (the “Polymer Technology”).  Pursuant to and in connection with the new agreement, (i) we assigned to Yissum all of our right, title and interest in and to the patents and other intellectual property relating to the Polymer Technology; (ii) Yissum granted us a worldwide exclusive royalty-bearing license under the applicable Polymer Technology in the following fields (A) for REPEL-CV for cardiac indications (the “REPEL Field”) and (B) for thermo-responsive polymers to be used for or in direct connection with (1) the Company’s Pathfinder Cells, (2) drugs or biologics for the prevention or treatment of cancer or (3) post surgical adhesion prevention (the “RTG Field”); (iii) we agreed to commence a research program relating to the Polymer Technology for which we agreed to pay Yissum $40,000; (iv) $150,000 in cash which we deposited in escrow in September 2011 in anticipation of entering into of the new agreement with Yissum was released to Yissum and we issued to Yissum one million shares of our common stock; and (v) we exchanged broad mutual releases with Yissum in respect of any prior claims which included any claims by Yissum for accrued and unpaid royalties or other amounts owing under the old agreement.  Our rights under the new agreement are not subject to payment of minimum royalties, as they were under the prior agreement.  Our rights to the Polymer Technology in the RTG Field will be subject to compliance with a development plan which we are to provide within an agreed upon time frame and which will be subject to Yissum’s approval.

Pursuant to the terms of our merger with Pathfinder, LLC, the former members of Pathfinder, LLC are entitled to additional shares of our common stock to protect against dilution associated with the one million share issuance to Yissum described above.  The share entitlement is equal, in the aggregate, to four times the number of shares so issued, or four million.  These shares will be issued effective December 1, 2011, which is the effective date of the Yissum share issuance.

Item 1.02   Termination of a Material Definitive Agreement

Effective December 1, 2011, our agreement originally entered into with Yissum on June 4, 1991, as amended, including a related letter agreement dated January 24, 2010, was effectively terminated by the exchange of mutual releases under the new agreement entered into with Yissum on December 1, 2011 and described under Item 1.01 above.  For a description of the terminated agreement, reference is made to “Item 1. Business-Our Polymer Technology-Yissum Agreement” of our annual report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 25, 2011, which section is incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities

For the issuance of our shares of common stock as described under Item 1.01 above, we have relied upon the exemption from registration set forth in Section 4(2) of the Act and/or Rule 506 of Regulation D and/or Regulation S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pathfinder Cell Therapy, Inc.

Date: December 7, 2011	By:	s/Richard L. Franklin
Richard L. Franklin, M.D., Ph.D. President and CEO